As filed with the Securities and Exchange Commission on December 12, 2006

Registration No. 333-138861

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation or Organization)

04-2680009

(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, Massachusetts 01748

(Address of Principal Executive Offices) (Zip Code)

Avamar Technologies, Inc. 2000 Equity Incentive Plan

(Full Title of the Plan)

Paul T. Dacier, Esq.

Executive Vice President and General Counsel

EMC Corporation

176 South Street

Hopkinton, Massachusetts 01748

(Name and Address of Agent for Service)

(508) 435-1000

(Telephone Number, Including Area Code for Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock	62,100	$13.17	$817,857	$87.51

(1)	This Registration Statement covers an aggregate of 62,100 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), that may be issued pursuant to awards granted under the equity plan identified above (the “Plan”). Also registered hereunder are such additional shares of Common Stock, presently undeterminable, as may be necessary to satisfy the antidilution provisions of the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued in the event of a stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on December 11, 2006.

Explanatory Note

Amendment No. 1 to the Registration Statement on Form S-8

Filed on November 21, 2006

EMC Corporation (the “Company”) is filing this amendment to Form S-8 Registration Statement, as filed with the Securities and Exchange Commission on November 21, 2006 (File No. 333-138861) (the “Original Registration Statement”), which registered a total of 846,630 shares of common stock of the Company. The purpose of filing this amendment is to register an additional 62,100 shares of common stock of the Company. The contents of Original Registration Statement are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

The legality of the shares of common stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Paul T. Dacier, Executive Vice President and General Counsel of the Registrant. Mr. Dacier holds options to purchase common stock and owns shares of common stock.

Item 8. Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

4.1	Avamar Technologies, Inc. 2000 Equity Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 21, 2006, File No. 333-138861).

5.1	Opinion of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on December 12, 2006.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 12, 2006.

Signatures	Title
/s/ *Joseph M. Tucci	Chairman, President and Chief Executive Officer
JOSEPH M. TUCCI	(Principal Executive Officer)

/s/ David Goulden	Executive Vice President and Chief Financial Officer
DAVID GOULDEN	(Principal Financial Officer)

/s/ Mark A. Link	Senior Vice President and Chief Accounting Officer
MARK A. LINK	(Principal Accounting Officer)

/s/ *Michael W. Brown	Director
MICHAEL W. BROWN

/s/ *Michael J. Cronin	Director
MICHAEL J. CRONIN

/s/ *Gail Deegan	Director
GAIL DEEGAN

/s/ *John R. Egan	Director
JOHN R. EGAN

/s/ *W. Paul Fitzgerald	Director
W. PAUL FITZGERALD

/s/ *Olli-Pekka Kallasvuo	Director
OLLI-PEKKA KALLASVUO

[SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

/s/ *Windle B. Priem	Director
WINDLE B. PRIEM

/s/ *David N. Strohm	Director
DAVID N. STROHM

/s/ *Alfred M. Zeien	Director
ALFRED M. ZEIEN

* By:	/s/Paul T. Dacier
Paul T. Dacier, as attorney-in-fact for each of the persons indicated
pursuant to Power of Attorney filed with the Original Registration Statement

[SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

EXHIBIT INDEX

4.1	Avamar Technologies, Inc. 2000 Equity Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 21, 2006, File No. 333-138861).

5.1	Opinion of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).